UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 29, 2018

Luby's, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2018, Luby’s Inc. (the “Company”) and each member of the Board of Directors of the Company (the “Board”) agreed to enter into a Voting Agreement, dated as of November 29, 2018 (each, a “Voting Agreement”), pursuant to which each such member of the Board shall vote or cause to be voted all shares of common stock of the Company beneficially owned by such member in accordance with the recommendation of the Board with respect to any proposal that may be the subject of stockholder action at the 2019 Annual Meeting of Shareholders of the Company, including with respect to any proposal or proposals related to the election of directors of the Board. All of the Voting Agreements contain identical terms.
This description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 30, 2018, the Company issued a press release concerning the nomination by Bandera Partners LLC of candidates for election to the Board. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit 99.1	Form of Voting Agreement, dated as of November 29, 2018, by and among Luby’s Inc. and each member of Luby’s Inc.’s board of directors

Exhibit 99.2	Press release dated November 30, 2018

Exhibit 99.3	Security Holdings of Participants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	November 30, 2018	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer